Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-143548, 333-125625, 333-51708 and 333-166754) of our reports dated September 28, 2015, relating to the consolidated financial statements and financial statement schedule of Comtech Telecommunications Corp., and the effectiveness of Comtech Telecommunications Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Comtech Telecommunications Corp. for the year ended July 31, 2015.

Jericho, New York
September 28, 2015